EXHIBIT 16



         [Price Waterhouse LLP Letterhead]


         April 28, 1997

         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C. 20549

         Ladies and Gentlemen:

                       Meridian Medical Technologies, Inc.
                       Commission File Number 0-5958

               We have read Item 4 of Meridian Medical Technology, Inc.'s form 8-K dated April 28, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.


         Yours very truly,


         /s/ Price Waterhouse LLP
         ------------------------
         Price Waterhouse LLP